                                                                      EXHIBIT 99


                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 11-K

(Mark One)
   [X]     ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

                        As of January 31, 1999 and 1998
         and for the periods February 1, 1998 through January 31, 1999,
                   February 1, 1997 through January 31, 1998
                  And August 1, 1996 through January 31, 1997

                                      OR

   [ ]     TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                        Commission file number: 0-20853

                       1996 EMPLOYEE STOCK PURCHASE PLAN
                             (Full title of Plan)

                                  ANSYS, Inc.
                                  Southpointe
                             275 Technology Drive
                             Canonsburg, PA  15317
(Name of issuer of securities held pursuant to the plan and the address of its principal executive office)

                         ANSYS, INC. AND SUBSIDIARIES
                       1996 Employee Stock Purchase Plan
                         Index of Financial Statements

                                                                                                          Page No.
                                                                                                          --------
Report of Independent Accountants                                                                             3

Statements of Financial Condition as of January 31, 1999 and 1998                                             4

Statements of Changes in Plan Equity for the Years Ended January 31, 1999 and 1998,
and for the period August 1, 1996 through January 31, 1997                                                    5

Notes to Financial Statements                                                                                6-7

Signature                                                                                                     8


                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
   Ansys Inc. and Subsidiaries:

We have audited the financial statements of the 1996 Employee Stock Purchase Plan of ANSYS, Inc. and Subsidiaries as of January 31, 1999 and 1998 and for the years ended January 31, 1999 and 1998 and for the period August 1, 1996 through January 31, 1997, as listed in the accompanying index on Page 2. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the statements of financial condition of the 1996 Employee Stock Purchase Plan of ANSYS, Inc. and Subsidiaries as of January 31, 1999 and 1998, and changes in Plan equity for the years ended January 31, 1999 and 1998 and for the period August 1, 1996 through January 31, 1997, in conformity with generally accepted accounting principles.





/s/  PricewaterhouseCoopers LLP
-----------------------------------
PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
March 19, 1999

                         ANSYS, INC. AND SUBSIDIARIES
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                       STATEMENTS OF FINANCIAL CONDITION
                           January 31, 1999 and 1998

                                                       1999          1998
                                                     _______________________
ASSETS:

Cash                                                 $  95,661     $ 128,961
                                                     _______________________

Total assets                                         $  95,661     $ 128,961
                                                     =======================

Liabilities and Plan equity:

ANYS, Inc. Stock Due
    To Participants                                  $  95,081     $ 117,751
                                                     _______________________

Total liabilities                                       95,081       117,751

Plan equity                                                580        11,210
                                                     _______________________

Total liabilities and Plan equity                    $  95,661     $ 128,961
                                                     =======================


   The accompanying notes are an integral part of the financial statements.

                         ANSYS, INC. AND SUBSIDIARIES
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                     STATEMENTS OF CHANGES IN PLAN EQUITY
                                for the periods

                                                     February 1, 1998             February 1, 1997          August 1, 1996
                                                         through                        through                through
                                                     January 31, 1999              January 31, 1998        January 31, 1997
                                                     -----------------------------------------------------------------------
ADDITIONS:
Contributions:
   Employee                                          $    162,259                $ 255,553                   $ 181,514
   Employer                                                36,187                   45,621                      27,765
                                                     ------------                ---------                   ---------

   Total additions                                        198,446                  301,174                     209,279

DEDUCTIONS:

Stock distributions                                       186,845                  449,992                          --
Participant withdrawals                                    22,231                   38,879                      10,372
                                                     ------------                ---------                   ---------

    Total deductions                                      209,076                  488,871                      10,372
                                                     ------------                ---------                   ---------

Net (decrease) increase in Plan equity                    (10,630)                (187,697)                    198,907

Plan equity, beginning of period                           11,210                  198,907                          --
                                                     ------------                ---------                   ---------
Plan equity, end of period                           $        580                $  11,210                   $ 198,907
                                                     ------------                ---------                   ---------


   The accompanying notes are an integral part of the financial statements.

                         ANSYS, INC. AND SUBSIDIARIES
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                         NOTES TO FINANCIAL STATEMENTS

1.  DESCRIPTION OF PLAN:

The purpose of the 1996 Employee Stock Purchase Plan of Ansys, Inc. and Subsidiaries (the "Plan"), which became effective August 1, 1996, is to provide eligible employees of ANSYS, Inc. and certain of its subsidiaries (the "Company") with opportunities to purchase shares of common stock upon favorable terms. The aggregate maximum number of shares for which options may be issued under the Plan is 210,000 shares of common stock, subject to adjustments for changes in the Company's capitalization. The Plan is administered by the Compensation Committee of the Board of Directors (the "Compensation Committee").

Participation in the Plan is voluntary. Offerings under the Plan commence on each February 1 and August 1 and have a duration of six months. The
Compensation Committee may establish a different period of six months or less for any offering. Generally, all employees who are employed for more than 20 hours per week as of the first day of the applicable offering period are eligible to participate in the Plan. An employee who owns or is deemed to own shares of stock representing in excess of 5% of the combined voting power of all classes of stock of the Company may not participate in the Plan.

During each offering, an eligible employee may purchase shares under the Plan by authorizing payroll deductions of up to 10% per pay period, to be deducted from such employee's total cash compensation. The maximum number of shares which may be purchased by any participating employee during any offering period is limited to 960 shares (as adjusted by the Compensation Committee from time to time). Unless the employee has previously withdrawn from the offering, such employee's accumulated payroll deductions will be used to purchase common stock at a price equal to 85% of the fair market value of the common stock on the first or last day of the offering period, whichever is lower. The Company will contribute the remaining 15% of the fair market value of the common stock. Under applicable tax rules, an employee may purchase no more than $25,000 worth of common stock in any calendar year.

Administrative Expenses:

The Company pays all expenses incident to the operation of the Plan, including the costs of record keeping, accounting fees, legal fees, the costs of delivery of stock certificates to participants and the costs of shareholder communications. The Company does not pay any expenses, broker's or other commissions or taxes incurred in connection with the purchases of Common Stock, or the sale of shares of Common Stock.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Estimates may also affect the changes in Plan equity during the reporting period. Actual results may differ from those estimates.

Reclassifications:

Certain prior year balances have been reclassified to conform with the current year presentation. The financial statements have been classified to reflect the obligation for stock distributions due to participants as of the plan year end as a liability.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Board of Directors of ANSYS, Inc. has duly caused this Annual Report to be signed on behalf of the Plan by the undersigned hereunto duly authorzized, on March 22, 1999.

                                                    ANSYS, INC. AND SUBSIDIARIES
                                               1996 EMPLOYEE STOCK PURCHASE PLAN


Date:  March 22, 1999                   By:  /S/ Peter J. Smith
                                           -------------------------------------
                                             Peter J. Smith
                                             Chairman, President and Chief
                                             Executive Officer


Date:  March 22, 1999                   By:  /S/ Maria T. Shields
                                           -------------------------------------
                                             Maria T. Shields
                                             Chief Financial Officer,
                                             Vice President, Finance and
                                             Administration